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                                                                    EXHIBIT 3.17

                            CERTIFICATE OF AMENDMENT
                                       OF
                      A DELAWARE LIMITED LIABILITY COMPANY

FIRST: The name of the limited liability company (the"COMPANY") is:

                  CARVILLE ENERGY LLC

SECOND: Article First of The Certificate of Formation of the Company is hereby amended to read in its entirety as follows:

                "The name of the limited liability company is Bayou Verret LLC".

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 22rd day of June, 1999.

                                                /s/ Jody L. Marinan
                                                -------------------
                                                Jody L. Marinan
                                                Authorized Person

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/22/1999
   991252879 - 2977419